Exhibit 23.10

CONSENT OF DAVID A. ROSS

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding the “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012, contained in the Annual Report on Form 10-K for the period ended December 31, 2019 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statements (File Nos. 333-226878 and 333-228158), and any amendments thereto (the “S-3s”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-226654), and any amendments thereto (the “S-8s”); and

(v)	the use of my name in the 10-K, the S-3s, and the S-8s.

/s/ David A. Ross
David A. Ross, P.Geo.

Date: March 16, 2020

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